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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 10, 2001 (April 24, 2001)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)


      DELAWARE                    0-29782                     58-2398004
     (State of             (Commission File No.)           (I.R.S. Employer
   Incorporation)                                           Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)

                                 (404) 231-2025
              (Registrant's telephone number, including area code)


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ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

         On April 24, 2001, World Access, Inc. and five of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. The cases have been assigned to Judge Susan Pierson Sonderby under the following case numbers: World Access, Inc. - Case No. 01-14633; WA Telcom Products Co., Inc. - Case
No. 01-14635; WorldxChange Communications, Inc. - Case No. 01-14637; CTS North America, Inc. - Case No. 01-14642; FaciliCom International, L.L.C. - Case
No. 01-14643; and World Access Telecommunications Group, Inc. - Case No. 01-14645. The cases will be administered jointly under Case No. 01-14633. No trustee has been appointed in the cases.

         Each of the companies continues to operate its business and manage its property as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The companies sought Chapter 11 protection in order to expeditiously pursue an orderly liquidation of their business assets and to maximize returns to their creditor constituencies. World Access does not expect the proceeds from the sale of its business and assets to be sufficient to repay its obligations and does not believe that any liquidation payments will be made to the holders of its preferred or common stock.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                        WORLD ACCESS, INC.

Date:  May 9, 2001                      By: /s/ Bryan D. Yokley
                                            -----------------------------------
                                               Bryan D. Yokley
                                               Executive Vice President and
                                               Chief Financial Officer